SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                  May 30, 2003
                ------------------------------------------------
                Date of Report (Date of earliest event reported)



                     ChrisKen Partners Cash Income Fund L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     0-17602               36-3521124
------------------------------    ------------------    ------------------------
(State or other jurisdiction         (Commission            (IRS Employer
      of incorporation)              File Number)        Identification No.)




                             Chicago, Illinois 60606
                             -----------------------
               (Address of principal executive offices) (Zip Code)



                                 (312) 454-1626
                                 --------------
                         (Registrant's telephone number)

Item 5. Other Events.

On May 30, 2003, ChrisKen Partners Cash Income Fund issued a letter to its limited partners announcing its intent to list its two properties for sale with a real estate broker. A copy of the letter to the limited partners is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Exhibits

          99.1 Letter to Limited Partners dated May 30, 2003

                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        JOHN F. KENNEDY


                                        /s/ John F. Kennedy
                                        ----------------------------------------
                                        John F. Kennedy
Dated:  May 30, 2003                    President

                                  EXHIBIT INDEX





     Exhibit
       No.                     Description
     -------                   -----------

       99.1         Letter to Limited Partners dated May 30, 2003

May 30, 2003


RE:      ChrisKen Partners Cash Income Fund, L.P., (CPCIF)
         Year End 2002 and First Quarter, 2003

Dear ChrisKen Partner:

Enclosed please find the Partnership's 10-Q report for the period ending March 31, 2003 and the Partnership's 10-K report for the period ending December 31, 2002. Also enclosed is your pro rata cash distribution check.

Over the last several years, from time to time you have received mailings from firms that have sought to acquire your interests in CPCIF. We believe that in every case the offers reflected discounts to unit value. In some instances these firms stated that one reason to consider accepting their admittedly low offer was because the general partner had no interest or incentive to sell due to the fees that would be lost. Some people accepted their offers.

Prior to the start of the recession we had done a value analysis of Springdale, our apartment property in Wisconsin. Based on this review the property had a value of somewhere between $8 and $9 million. As the economy moved into recession and the stock market began to falter it became apparent that nervous investors would seek out alternative investments; real estate was one of them.

Over the last year in particular, we have seen the value of real estate move up as capital has sought the safety of this hard asset. I believe this is the right time to sell, and in my opinion we will receive a price on both Springdale and Gold Coast Self-Storage that significantly exceeds what we would have received only a couple of years ago.

Based on the review we did which included a feasibility analysis prepared by an appraisal firm converting Springdale to condominiums does not appear to be practical.

Each of our properties will be listed with nationally recognized real estate brokerage firms, which we believe should maximize our final selling price.

MacKenzie Patterson, Inc., recently did a mailing to the partners of CPCIF in which they stated that they too agree that this is the right time to sell. They have further identified a broker (Mr. Korslin) that has a client that has indicated an interest in acquiring both Springdale and Gold Coast. Once the brokerage packages are completed and ready for distribution Mr. Korslin, along with others that have expressed interest, will be sent one for review and consideration.

I expect that sales packages by the respective brokerage firms will be completed within 30 to 60 days for Springdale and slightly longer for Gold Coast. Based on preliminary discussions with the brokerage firms, within 60 days of circulating the marketing material we should be in a position to select qualified buyers. Once a buyer is selected, that selection will be conditioned on your approval by majority vote. There can be no assurances that offers made will be as favorable as we might expect.

I will report our progress in subsequent reports.

Sincerely,



Jack Kennedy
General Partner